Exhibit 99.2

FOR IMMEDIATE RELEASE

Pure Acquisition Corp. Completes

Upsized $414,000,000 Initial Public Offering

FORT WORTH, TX, April 18, 2018 — Pure Acquisition Corp. (NASDAQ: PACQU) (the “Company” or “Pure”), an energy-focused special purpose acquisition company sponsored by an affiliate of HighPeak Energy Partners, LP and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, today announced the closing of its initial public offering of 41,400,000 units including 5,400,000 units issued pursuant to the exercise by the underwriters of their full over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $414,000,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The Company’s units began trading on the NASDAQ on Friday, April 13, 2018 under the ticker symbol “PACQU”. Each unit consists of one share of the Company’s Class A common stock and one-half of one warrant, each whole warrant enabling the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the NASDAQ Stock Market under the symbols “PACQ” and “PACQW,” respectively.

Oppenheimer & Co. and EarlyBirdCapital, Inc. acted as Joint Bookrunning managers of the offering and I-Bankers Securities, Inc. served as Co-manager.

About Pure

Pure Acquisition Corp. is a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Pure intends to focus its search on businesses in the energy industry with an emphasis on opportunities in the upstream oil and gas industry in North America where its management team’s networks and experience are suited although its efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Pure is led by and will seek to capitalize on the operating and investing experience and network of relationships of Jack D. Hightower, its Chairman and Chief Executive Officer.

A registration statement relating to the securities was declared effective by the SEC on April 12, 2018. The offering was made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, Phone: 212-667-8055 or email to EquityProspectus@opco.com or EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. No assurance can be given the net proceeds of the offering will be used as indicated. Such forward-looking statements, including the successful consummation of the Company’s initial public offering are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations of undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Steven W. Tholen

Pure Acquisition Corp.

(713) 269-1331